CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the references to our firm in the Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report on the financial statements and financial highlights dated October 3, 1997 with respect to the Academy Value Fund series. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders of the Fund which are incorporated by reference into the Statement of Additional Information.

                                              Ernst & Young LLP


Los Angeles, CA
December 19, 1997
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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated October 6, 1997 on the financial statements and financial highlights of the Trent Equity Fund series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders of each Fund which are incorporated by reference into the Statements of Additional Information.


                                                        Tait, Weller & Baker


Philadelphia, PA
December 19, 1997